Exhibit 10.20
BCInet, Inc.
SECURED CONVERTIBLE PROMISSORY NOTE

$414,200	August 31, 2009
San Jose, California
     FOR VALUE RECEIVED, and in connection with the Asset Purchase Agreement of even date herewith (the “Purchase Agreement”) between BCINET, INC., a Delaware corporation (“Maker”), and OCZ TECHNOLOGY GROUP, INC., a Delaware corporation (“Holder”), the undersigned Maker hereby promises to pay to the order of Holder, or the lawful assignee of Holder, at such place as Holder of this Note may from time to time designate in writing, the principal sum of up to $414,200, together with simple interest on the unpaid principal balance at the rate of three percent (3%) per annum.
     Principal and interest shall be paid in lawful money of the United States. This Note may be prepaid in full or in part at any time without penalty. Payments shall be credited first on interest then due and the remainder, if any, shall be credited on the unpaid principal, and interest shall cease on the principal so credited. This Note is the Note issued under the Purchase Agreement and is entitled to the benefits of the security interest described in Section 2 below.
     1. Maturity Date. The entire unpaid balance of principal and interest due under this Note shall be due and payable on the earlier to occur of the following (the “Maturity Date”):
     (a) The fifth (5th) anniversary of the date hereof;
     (b) Any acquisition of Maker by means of merger or other form of corporate reorganization in which the stockholders of Maker immediately prior to such event do not own a majority of the outstanding shares of the surviving corporation and in which outstanding shares of Maker are exchanged for securities or other consideration issued, or caused to be issued, by the acquiring corporation or its subsidiary (other than a mere reincorporation transaction) or any transaction or series of related transactions to which Maker is a party in which in excess of fifty percent (50%) of Maker’s voting power is transferred or (ii) a sale, lease or disposition of all or substantially all of the assets of Maker shall be treated as a liquidation, dissolution or winding up of Maker; or
     (c) The occurrence of any of the following events (each of such events is referred to herein as “Event of Default”):
     (i) Any time Maker shall admit in writing its inability to pay debts as they become due, or shall make any assignment for the benefit of any creditors, or shall file a petition seeking any reorganization, arrangement, liquidation, dissolution or composition, readjustment or similar release under any present or future statute, law or regulation, or on the filing or commencement of any petition, action, case or proceeding, voluntary or involuntary, under any state or federal law regarding bankruptcy or insolvency.
BCInet – Secured Promissory Note

     (ii) Maker is in material breach of the terms of the Security Agreement (defined below) or this Note.
     2. Security Interest. Maker’s obligations under this Note are secured by a security interest in Maker’s assets, as set forth in the Security Agreement, of even date herewith, by and between Maker and Holder, in substantially the forms attached to the Purchase Agreement as Exhibit F (the “Security Agreement”).
     3. Conversion.
     (a) Conversion Right. The Holder shall have the right, exercisable in whole or in part at any time and from time to time to convert the outstanding principal and accrued interest hereunder into a number of fully paid and nonassessable whole shares of the Company’s Series A Preferred Stock or such other applicable class of Preferred Stock, determined in accordance with Section 3(b) below.
     (b) Shares Issuable. The number of whole shares of Preferred Stock into which this Note may be voluntarily converted (“Conversion Shares”) shall be determined by dividing the aggregate principal amount borrowed hereunder together with all accrued interest to the date of conversion by the Conversion Price (hereinafter defined). The “Conversion Price” shall mean the lesser of (i) the per-share purchase price of the Company’s Series A Preferred Stock and (ii) the per-share purchase price of any class of the Company’s Preferred Stock.
     (c) Conversion Procedures. Holder shall provide the Company with a written notice of conversion setting forth the amount to be converted. The notice must be delivered to the Company together with this Note. Within five (5) business days of receipt of such notice, the Company shall deliver to the Holder the certificates for the Preferred Stock issuable upon such conversion and, if the entire principal amount hereunder was not so converted, a new note representing such balance. The shares of the Preferred Stock issuable upon such conversion shall be deemed issued and outstanding upon receipt of the notice of conversion.
     (d) Delivery of Stock Certificates. Upon the conversion of this Note and return of the original Note to the Maker, the Maker at its expense will issue and deliver to the Holder of this Note a certificate or certificates (bearing such legends as are required by applicable state and federal securities laws in the opinion of counsel to the Maker) for the number of full shares of Preferred Stock issuable upon such conversion.
     (e) No Fractional Shares. No fractional shares of Preferred Stock shall be issued upon conversion of this Note. In lieu of the Maker issuing any fractional shares to the Holder upon the conversion of this Note, the Maker shall pay to the Holder the amount of outstanding principal and interest hereunder that is not so converted.
     4. Further Assurances. Maker agrees that it will execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable to further the purposes of this Note.
BCInet – Secured Promissory Note

     5. Miscellaneous.
     (a) Consent. Maker hereby waives any other presentment, protest, demand for payment, notice of dishonor, and any and all other notices or demands in connection with the delivery, acceptance, performance, default or enforcement of this Note and hereby consents to any extensions of time, renewals, waivers or modifications that may be granted or consented to with respect to the terms of this Note by Holder.
     (b) Attorneys’ Fees. Maker agrees to pay the costs and expenses, including reasonable attorneys’ fees, which may be incurred by Holder in connection with the collection of this Note, whether or not legal action is instituted or filed.
     (c) No Waiver. Maker agrees that Holder’s acceptance of partial or delinquent payments or the failure of Holder to exercise any right shall not waive any obligation of Maker or right of Holder, or waive any similar default.
     (d) Assignability. This Note shall not be assignable by either party without the express written consent of the other party.
     (e) Amendment. This Note may be modified or amended only by written instrument signed by both parties to this Note.
     (f) Conflicting Agreements. In the event of any inconsistencies between the terms of this Note (which may be amended from time to time) and the terms of any other document related to the loan evidenced by the Note, the terms of this Note shall prevail.
     (g) Choice of Law. This Note shall be governed by and construed in accordance with the laws of the State of California.
     (h) Notices. All notices and other communications required or permitted hereunder shall be effective upon receipt and shall be in writing and may be delivered in person, by telecopy, electronic mail, overnight delivery service or U.S. mail, in which event it may be mailed by first-class, certified or registered, postage prepaid, addressed (a) if to Holder, at the Holder’s address as the Holder shall have furnished to the Maker in writing, or, until any such holder so furnishes an address to the Maker, then to and at the address of the last holder of such shares who has so furnished an address to the Maker or (b) if to the Maker, at its address Maker shall have furnished to Holder in writing.
     (i) Severability. If any provision or provisions of this Note shall be deemed to be contrary to public policy or shall for any reason be held to be invalid, then such provision or provisions shall be deemed to be separable from the remaining provisions of this Note, and shall in no way affect the validity of any of the remaining provisions of this Note.
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BCInet – Secured Promissory Note

     IN WITNESS WHEREOF, BCInet, Inc. has caused this Note to be executed in its corporate name and this Note to be dated, issued and delivered, all on the date first above written.

BCInet, Inc.

By:

Thomas P. Reynolds
President & CEO

Acknowledged and Accepted:

OCZ Technology Group, Inc.

By:

Ryan M. Petersen
President & CEO
BCInet – Secured Promissory Note

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